Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Wesbanco, Inc. (“Wesbanco”) and Premier Financial Corp. (“Premier Financial”), and has been prepared to illustrate the financial effect of the proposed merger of Premier Financial with and into Wesbanco, with Wesbanco being the surviving corporation (the “Merger”). The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Wesbanco and its subsidiaries and of Premier Financial and its subsidiaries, as an acquisition by Wesbanco of Premier Financial using the acquisition method of accounting (Accounting Standards Codification (ASC) 805 “Business Combinations”) and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Premier Financial will be recorded by Wesbanco at their respective fair values as of the date the Merger is completed. The pro forma financial information should be read in conjunction with Wesbanco’s Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2024 and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which are incorporated by reference herein, and Premier Financial’s Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2024 and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which are incorporated by reference herein.

The unaudited pro forma condensed combined financial information set forth below assumes that the Merger was consummated on January 1, 2023 for purposes of the unaudited pro forma condensed combined statements of income and June 30, 2024 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the Merger, for purposes of the unaudited pro forma condensed combined statements of income, as if it had been effective during the entire period presented.

These unaudited pro forma condensed combined financial statements reflect the Merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the Merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings, expense efficiencies or any potential balance sheet restructuring, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of Wesbanco and its subsidiaries and of Premier Financial and its subsidiaries. Such information and notes thereto are incorporated by reference herein.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

	Wesbanco, Inc.	Premier Financial Corp.	Transaction Adjustments(1)			Financing Adjustments(1)			Pro Forma Combined Wesbanco, Inc.
	(Dollars in thousands)
Assets
Cash and cash equivalents	$486,789	$155,651	$—			—			$642,440
Equity securities	13,091	5,559	—			—			18,650
Available for sale securities	2,102,123	1,081,120	—			—			3,183,243
Held to maturity securities	1,179,521	—	—			—			1,179,521
Gross loans	12,282,944	6,820,742	(395,160)	(a	)	—			18,708,526
Allowance for credit losses	(136,509)	(77,222)	(43,251)	(b	)	—			(256,982)
Goodwill and other intangibles	1,128,103	305,852	217,563	(c	)	—			1,651,518
Other assets	1,072,313	486,991	42,519	(d	)	—			1,601,823

Total Assets	$18,128,375	$8,778,693	$(178,329)			$—			$26,728,739

Liabilities and Shareholders’ Equity
Deposits	$13,432,373	$7,178,554	$—			—			$20,610,927
Other borrowings	1,580,757	393,000	(354)	(e	)	(189,991)	(m	)	1,783,412
Subordinated and junior subordinated debt	279,193	85,292	(4,902)	(f	)	—			359,583
Other liabilities	291,773	142,718	57,699	(g	)	—			492,190

Total Liabilities	15,584,096	7,799,564	52,443			(189,991)			23,246,112
Preferred stock	144,484	—	—			—			144,484
Common stock	141,834	306	59,651	(h	)	15,151	(n	)	216,942
Capital surplus	1,628,770	689,743	114,904	(i	)	174,840	(n	)	2,608,257
Retained earnings	1,159,217	581,715	(697,962)	(j	)	—			1,042,970
Treasury stock	(294,818)	(129,597)	129,597	(k	)	—			(294,818)
Accumulated other comprehensive loss	(235,208)	(163,038)	163,038	(l	)	—			(235,208)

Total Shareholders’ Equity	2,544,279	979,129	(230,772)			189,991			3,482,627

Total Liabilities and Shareholders’ Equity	$18,128,375	$8,778,693	$(178,329)			$—			$26,728,739

(1)

See Note B to the notes to the unaudited pro forma condensed combined financial information, Purchase Accounting Adjustments, for additional information and cross-references to the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2024

	Wesbanco, Inc.	Premier Financial Corp.	Transaction Adjustments(1)			Financing Adjustments(1)			Pro Forma Combined Wesbanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$342,335	$176,156	38,760	(o	)	—			$557,251
Securities and other	55,992	18,656	15,011	(p	)	—			89,659

Total Interest Income	398,327	194,812	53,771			—			646,910
Interest Expense
Deposits	124,851	86,494	—			—			211,345
Other borrowings	42,916	9,519	233	(q	)	(5,500)	(u	)	47,168

Total Interest Expense	167,767	96,013	233			(5,500)			258,513

Net Interest Income	230,560	98,799	53,538			5,500			388,397
Provision for credit losses	14,555	2,769	—			—			17,324

Net Interest Income After Provision for Credit Losses	216,005	96,030	53,538			5,500			371,073
Non-Interest Income	61,984	24,574	(2,550)	(w	)	—			84,008
Non-Interest Expense	199,585	78,108	10,627	(r	)	—			288,320

Income Before Income Taxes	78,404	42,496	40,361			5,500			166,761
Provision for income taxes	13,795	8,531	8,476	(s	)	1,155	(s	)	31,957
Preferred stock dividends	5,063	—	—			—			5,063
Net Income Available to Common Shareholders	$59,546	$33,965	$31,885			$4,345			$129,741
Earnings Per Share
Basic	$1.00	$0.95	—			—			$1.36
Diluted	$1.00	$0.95	—			—			$1.36
Average Shares Outstanding
Basic	59,452,315	35,696,000	(6,915,959)	(t	)	7,272,728	(v	)	95,505,084
Diluted	59,592,960	35,789,000	(7,008,959)	(t	)	7,272,728	(v	)	95,645,729

(1)

See Note B to the notes to the unaudited pro forma condensed combined financial information, Purchase Accounting Adjustments, for additional information and cross-references to the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2023

	Wesbanco, Inc.	Premier Financial Corp.	Transaction Adjustments(1)			Financing Adjustments(1)			Pro Forma Combined Wesbanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$596,852	$332,208	91,083	(o	)	—			$1,020,143
Securities and other	114,664	33,302	30,023	(p	)	—			177,989

Total Interest Income	711,516	365,510	121,106			—			1,198,132
Interest Expense
Deposits	151,823	122,407	—			—			274,230
Other borrowings	78,355	26,010	821	(q	)	(11,000)	(u	)	94,186

Total Interest Expense	230,178	148,417	821			(11,000)			368,416

Net Interest Income	481,338	217,093	120,285			11,000			829,716
Provision for credit losses	17,734	5,234	70,665	(y	)	—			93,633

Net Interest Income After Provision for Credit Losses	463,604	211,859	49,620			11,000			736,083
Non-Interest Income	120,447	90,849	(5,100)	(w	)	—			206,196
Non-Interest Expense	390,002	163,231	80,420	(x	)	—			633,653

Income Before Income Taxes	194,049	139,477	(35,900)			11,000			308,626
Provision for income taxes	35,017	28,182	(7,539)	(s	)	2,310	(s	)	57,970
Preferred stock dividends	10,125	—	—			—			10,125

Net Income Available to Common Shareholders	$148,907	$111,295	$(28,361)			$8,690			$240,531
Earnings Per Share
Basic	$2.51	$3.11	—			—			$2.52
Diluted	$2.51	$3.11	—			—			$2.52
Average Shares Outstanding
Basic	59,303,210	35,693,000	(6,912,959)	(t	)	7,272,728	(v	)	95,355,979
Diluted	59,427,989	35,781,000	(7,000,959)	(t	)	7,272,728	(v	)	95,480,758

(1)

See Note B to the notes to the unaudited pro forma condensed combined financial information, Purchase Accounting Adjustments, for additional information and cross-references to the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note A — Basis of Pro Forma Presentation

On July 25, 2024, Wesbanco entered into an agreement and plan of merger (the “Merger Agreement”) with Premier Financial. Under the terms of the Merger Agreement, Wesbanco will exchange 0.80 shares of its common stock for each share of Premier Financial common stock. The receipt by Premier Financial shareholders of shares of Wesbanco common stock in exchange for their shares of Premier Financial common stock is anticipated to qualify as a tax-free exchange. The transaction, approved by the directors of both companies, is valued at approximately $864.6 million. This value is based on Wesbanco’s closing stock price on September 12, 2024 of $30.04. Considering the range of Wesbanco stock prices since the announcement of the Merger, the value of the transaction at closing may or may not be materially different from the transaction value included in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information of Wesbanco’s financial condition and results of operations, including per share data, are presented after giving effect to the Merger. The pro forma financial information assumes that the Merger was consummated on January 1, 2023 for purposes of the unaudited pro forma condensed combined statements of income and on June 30, 2024 for purposes of the pro forma balance sheet and gives effect to the Merger, for purposes of the unaudited pro forma condensed combined statements of income, as if it had been effective during the entire period presented.

The Merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Premier Financial at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of a final analysis to determine the fair values of Premier Financial’s tangible, and identifiable intangible assets and liabilities as of the closing date.

Funding for the Merger is included in the pro forma adjustments as follows (in thousands):

Fair value of Wesbanco shares to be issued, net of equity issuance costs	$861,270
Stock based compensation to be converted to Wesbanco stock	3,282
Stock options to be paid out in cash	53

Total purchase price	$864,605

Note B — Purchase Accounting Adjustments

The pro forma adjustments include the purchase accounting entries to record the Merger. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments, other than goodwill and loans, are amortized/accreted on either a straight-line basis or under the sum-of-the-years’ digits method over their estimated average remaining lives. Fair value adjustments on loans are amortized/accreted using the effective interest method over the life of the loans. Estimated accretion and amortization on borrowings are based on estimated maturity by type of borrowing. When the actual amortization/accretion is recorded for periods following the closing of the Merger, the effective yield method will be used where appropriate. Tax expense related to the net fair value adjustments is calculated at the statutory 21% tax rate for federal income tax purposes.

Included in the pro forma adjustments are estimated core deposit intangibles of $147.9 million. The core deposit intangibles are separate from goodwill and amortized under the sum-of-the-years’ digits method over an estimated average remaining life of ten (10) years. When the actual amount of core deposit intangibles is determined as of the date of acquisition, which may be more or less than the estimated amount, the sum-of-the-years’ digits method will be used to record amortization over the intangibles’ actual lives. Estimated goodwill totaling $375.6 million is included in the pro forma adjustments, and is not subject to amortization, but will be tested for impairment at least annually, or when impairment indicators are identified.

The allocation of the purchase price is as follows (in thousands):

Purchase Price:		Proforma Balance Sheet Cross Reference
Fair value of Wesbanco shares to be issued net of equity issuance costs	$864,605	(h),(i)
Total purchase price	864,605
Net tangible assets acquired:
Premier’s shareholders’ equity	979,129	(h), (i), (j), (k), (l)
Premier’s pre-Merger goodwill and other intangibles	(305,852)	(c)

Total net tangible assets acquired	673,277
Excess of net purchase price over carrying value of net tangible assets acquired	191,328
Estimated adjustments to reflect fair values of acquired assets and liabilities:
Reduction on loans, net of elimination of Premier’s allowance for credit losses (ACL)	367,746	(a),(b)
Estimated core deposit intangible	(147,852)	(c)
Decrease to bank premises and equipment	2,300	(d)
Other acquired assets	15,795	(d)
Decrease in FHLB borrowings	(354)	(e)
Decrease in junior subordinated debt	(4,902)	(f)
Net deferred taxes related to fair value adjustments	(48,498)	(d)

Preliminary proforma goodwill resulting from the Merger	$375,563	(c)

The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited proforma condensed combined balance sheet and the unaudited proforma condensed combined statements of income. All adjustments are based on current assumptions and/or valuations, which are subject to change.

(a)

Adjustment to loans reflects the estimated interest rate fair value mark on the portfolio of $324.5 million and credit fair value mark related to non-purchased credit-deteriorated (“PCD”) loans of $70.7 million, based on estimates of expected cash flows, resulting in a discount on Premier Financial’s portfolio.

(b)

Adjustment to reflect the elimination of Premier Financial’s ACL totaling $77.2 million, the $49.8 million addition to the ACL attributable to loans identified as PCD and the day 1 recognition of the ACL related to non-PCD loans of $70.7 million which approximates the credit fair value mark related to non-PCD loans.

(c)

Goodwill and other intangible assets were adjusted to remove Premier Financial’s goodwill and core deposit intangible assets totaling $305.9 million and to record the estimated goodwill and core deposit intangible asset resulting from the Merger of $375.6 million and $147.9 million, respectively.

(d)

Adjustments to other assets represents mortgage servicing rights adjusted to fair value, bank premises and equipment adjusted to appraisals and the recording of the estimated net deferred tax asset resulting from the Merger.

(e)	Adjustment to FHLB borrowings to reflect liquidity and interest rate estimates resulting in a discount.

(f)	Adjustment to subordinated and junior subordinated debt to reflect liquidity and interest rate estimates resulting in a discount on Premier Financial’s debt.

(g)	Adjustment to accrue estimated merger-related expenses expected to be incurred by Wesbanco.

(h)	Adjustment to eliminate Premier Financial’s common stock, and to record the issuance at $2.0833 par value to Premier Financial’s shareholders of 28,780,041 shares of Wesbanco common stock.

(i)	Adjustment to eliminate Premier Financial’s capital surplus, and to record the issuance of 28,780,041 shares of Wesbanco common stock for the purchase of Premier Financial.

(j)

Adjustment to eliminate Premier Financial’s retained earnings, to record the after tax merger costs expected to be incurred by Wesbanco and to record the after-tax provision for credit losses of $70.7 million resulting from the non-PCD loan provision for credit losses recorded immediately following the consummation of the merger.

(k)	Adjustment to eliminate Premier Financial’s treasury stock.

(l)	Adjustment to eliminate Premier Financial’s accumulated other comprehensive loss.

(m)	Adjustment to reflect the payoffs of certain FHLB borrowings from the net proceeds of Wesbanco’s equity capital raise in August 2024.

(n)	Adjustment to record the issuance of 7,272,728 shares of Wesbanco common stock at $2.0833 par value related to the Wesbanco’s equity capital raise in August 2024, net of equity issuance costs.

(o)	Adjustment to record loan discount accretion of the estimated fair value mark, based on the expected average life of the portfolio.

(p)	Adjustment to record investment securities discount accretion of the estimated fair value mark, based on the expected average life of the portfolio.

(q)	Adjustment to record discount accretion of the estimated fair value mark over the remaining contractual maturity of the underlying instruments stated term.

(r)	Adjustment to record amortization of the estimated core deposit intangible (CDI) over its average life of 10 years and remove Premier Financial’s existing amortization of CDI.

(s)	Adjustment to recognize the tax impact of pro forma transaction related adjustments at 21%.

(t)	Adjustment to Premier Financial common shares reflecting the conversion ratio of 0.80 at closing.

(u)	Adjustment to reverse interest expense on borrowings not incurred due to the pro forma payoffs of certain FHLB borrowings from the proceeds of Wesbanco’s equity capital raise in August 2024.

(v)	Adjustment reflecting the issuance of 7,272,728 shares of Wesbanco common stock associated with Wesbanco’s $200.0 million capital raise in August 2024.

(w)	Reduction in income due to the impact of lower interchange income on Premier Financial.

(x)

Adjustment to record estimated merger related expenses expected to be incurred by Wesbanco and to record amortization of the estimated core deposit intangible (CDI) over its average life of 10 years and remove Premier Financial’s existing amortization of CDI.

(y)	To record the provision for credit losses of $70.7 million resulting from the non-PCD loan provision for credit losses recorded immediately following the consummation of the Merger.

Note C — Cost Savings and Merger-Related Costs

Estimated cost savings, expected to approximate 25.6% of Premier Financial’s annualized pre-tax operating expenses, are excluded from this pro forma analysis. Cost savings are estimated to be realized at 75% in the first full year after the acquisition with the remainder expected to be recognized in subsequent years. In addition, certain estimated merger-related costs are not included in the pro forma combined statements of income as they will be recorded in the combined results of income after completion of the Merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Pre-tax merger-related expenses are estimated to total $71.6 million, of which $13.9 million is estimated to be related to Premier Financial pre-acquisition expenses. The merger-related expenses estimated to be incurred by Wesbanco, totaling $57.7 million, are reflected in the proforma financial statements as an acquired liability. See Note B, Purchase Accounting Adjustments, for additional information.

Note D — Non-GAAP Financial Measures

Wesbanco and Premier Financial believe that the following non-GAAP financial measures used by Wesbanco and Premier Financial provide information useful to investors in understanding operating performance and trends, and facilitate comparisons with the performance of peers. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Wesbanco and Premier Financial do, which may limit the usefulness of those measures for comparative purposes. The following tables summarize the non-GAAP financial measures derived from amounts reported in Wesbanco’s and Premier Financial’s respective financial statements. These non-GAAP financial measures should be read in conjunction with the audited financial statements and related notes presented in the respective Annual Reports on Form 10-K of Wesbanco and Premier Financial for their respective fiscal years ended December 31, 2023, as well as the unaudited financial statements and related notes presented in the respective Quarterly Reports on Forms 10-Q of Wesbanco and Premier Financial for their respective fiscal quarters ended June 30, 2024, as well as other filings that Wesbanco and Premier Financial have made with the SEC.

Although Wesbanco and Premier Financial believe that these non-GAAP financial measures enhance investors’ understanding of their respective businesses and performances, these non-GAAP financial measures should not be considered an alternative to GAAP.

Wesbanco, Inc.

(unaudited, dollars in thousands, except per share amounts)	June 30,		December 31,
	2024	2023	2023	2022	2021	2020	2019
Tangible common book value per share:
Total shareholders’ equity	$2,544,279	$2,464,998	$2,533,062	$2,426,662	$2,693,166	$2,756,737	$2,593,921
Less: goodwill and other intangible assets net of deferred tax liability	(1,121,521)	(1,128,371)	(1,124,811)	(1,131,990)	(1,140,111)	(1,149,161)	(1,132,262)

Tangible equity	1,422,758	1,336,627	1,408,251	1,294,672	1,553,055	1,607,576	1,461,659
Less: preferred shareholders’ equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)	—

Tangible common equity	1,278,274	1,192,143	1,263,767	1,150,188	1,408,571	1,463,092	1,461,659
Common shares outstanding	59,579,310	59,355,062	59,376,435	59,198,963	62,307,245	67,254,706	67,824,428

Tangible common book value per share	$21.45	$20.08	$21.28	$19.43	$22.61	$21.75	$21.55

Tangible common equity to tangible assets:
Total shareholders’ equity	$2,544,279	$2,464,998	$2,533,062	$2,426,662	$2,693,166	$2,756,737	$2,593,921
Less: goodwill and other intangible assets net of deferred tax liability	(1,121,521)	(1,128,371)	(1,124,811)	(1,131,990)	(1,140,111)	(1,149,161)	(1,132,262)

Tangible equity	1,422,758	1,336,627	1,408,251	1,294,672	1,553,055	1,607,576	1,461,659
Less: preferred shareholders’ equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)	—

Tangible common equity	1,278,274	1,192,143	1,263,767	1,150,188	1,408,571	1,463,092	1,461,659
Total assets	18,128,375	17,772,735	17,712,374	16,931,905	16,927,125	16,425,610	15,720,112
Less: goodwill and other intangible assets net of deferred tax liability	(1,121,521)	(1,128,371)	(1,124,811)	(1,131,990)	(1,140,111)	(1,149,161)	(1,132,262)

Tangible assets	$17,006,854	$16,228,583	$16,587,563	15,799,915	15,787,014	15,276,449	14,587,850

Tangible common equity to tangible assets	7.52%	7.35%	7.62%	7.28%	8.92%	9.58%	10.02%

Premier Financial Corp.

(unaudited, dollars in thousands, except per share amounts)	June 30,		December 31,
	2024	2023	2023	2022	2021	2020	2019
Tangible common book value per share:
Total shareholders’ equity	$979,129	$936,971	$975,627	$887,721	$1,023,496	$982,276	$426,167
Less: goodwill and core deposits and other intangibles	(305,852)	(309,900)	(307,788)	(337,062)	(342,077)	(348,285)	(103,841)

Tangible common equity	673,277	627,071	667,839	550,659	681,419	633,991	322,326
Common shares outstanding	35,840,121	35,726,703	35,729,593	35,591,277	36,383,613	37,291,480	19,729,886

Tangible common book value per share	$18.79	$17.55	$18.69	$15.47	$18.73	$17.00	$16.34

Tangible common equity to tangible assets:
Total shareholders’ equity	$979,129	$936,971	$975,627	$887,721	$1,023,496	$982,276	$426,167
Less: goodwill and core deposits and other intangibles	(305,852)	(309,900)	(307,788)	(337,062)	(342,077)	(348,285)	(103,841)

Tangible common equity	673,277	627,071	667,839	550,659	681,419	633,991	322,326
Total assets	8,778,693	8,616,211	8,625,949	8,455,342	7,481,402	7,211,734	3,468,992
Less: goodwill and core deposits and other intangibles	(305,852)	(309,900)	(307,788)	(337,062)	(342,077)	(348,285)	(103,841)

Tangible assets	8,472,841	8,306,311	8,318,161	8,118,280	7,139,325	6,863,449	3,365,151

Tangible common equity to tangible assets	7.95%	7.55%	8.03%	6.78%	9.54%	9.24%	9.58%